SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                    Date of Report (Date of earliest event reported):  February 9, 2015

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On February 9, 2015, our board of directors accepted the resignation of Natalie Russell as an officer and director of the Company.   Ms. Russell’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies and practices.

Also on February 9, 2015, our board of directors appointed the following Officers of the Company:

Wayne Silvino:  President
Larina Hoover:  Treasurer

Also on February 9, 2015, the Company’s board of directors appointed the following individual as a Director of the Company to fill a vacancy on the board.

Mr. Wayne Salvino, 61, has been Director of Sales and Marketing of Hamrock, Inc. since  2007.  Previously, from 1989 to 2007, Mr. Salvino was with Salvino, Inc acting in the position of VP of Sales and Marketing.  Mr Salvino has over 30 years of experience in manufacturing, product development and retail sales working for such companies as Sears, JC Penney, Costco and Sam’s Club.  Mr. Salvino attended Fullerton College majoring in Communications and has also attended the School of Advertising in Los Angeles, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	James Winsor ________________________
By:	James Winsor
Its:	Chief Executive Officer February 13, 2015